UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2016, Quantum Corporation (“Quantum” or the “Company”) entered into an amendment (the “Amendment”) to the agreement (the “Agreement”) with VIEX Capital Advisors, LLC and its affiliates (collectively, “VIEX”) dated September 23, 2016. Pursuant to the Amendment, Quantum has extended the Board observer rights of John Mutch and Raghu Rau until February 1, 2017, subject to certain conditions, and VIEX has agreed to extend the standstill provisions of the Agreement related to the solicitation of proxies and other matters until February 1, 2017, subject to earlier termination under certain circumstances. In addition, as previously disclosed, Quantum will hold its Annual Meeting of Stockholders on March 31, 2017 (the “2017 Annual Meeting”). The remainder of the Agreement remains unchanged and in effect.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Amendment, the Company agreed that, notwithstanding any provision of Section 2.4 of the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), to the contrary, a notice of business by any stockholder of record to be conducted at the 2017 Annual Meeting pursuant to Section 2.4(i) of the Bylaws or a notice of director nominations by any stockholder of record at the 2017 Annual Meeting pursuant to Section 2.4(ii) of the Bylaws that otherwise complies with the relevant provisions of Section 2.4 will be considered timely if it is received by the secretary of the Company within 10 days after the expiration or termination of the Standstill Period (as defined in the Amendment).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment dated December 2, 2016 to the Agreement between the Company and VIEX Capital Advisors, LLC and its affiliates dated September 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Dated: December 5, 2016